Exhibit 99.1

E*TRADE Financial Corporation Announces Second Quarter 2020 Results

First half of 2020 net new retail assets and accounts more than 2x any full-year period in firm history; Q2 DARTs surpass one million

ARLINGTON, Va.--(BUSINESS WIRE)--July 23, 2020--E*TRADE Financial Corporation (NASDAQ:ETFC):

Second Quarter Results

  Net income of $196 million
  Diluted earnings per common share of $0.88
  Total net revenue of $716 million
  Daily Average Revenue Trades (DARTs) of 1,010,000 and derivative DARTs of 253,000, both Company records(1)
  Average interest-earning assets of $60.6 billion; net interest margin of 256 basis points
  Average margin receivables of $8.0 billion; end-of-period margin receivables of $9.4 billion
  Net new retail accounts of 327,000, annualized growth rate of 24 percent
  Net new retail assets of $13.6 billion, annualized growth rate of 17 percent

E*TRADE Financial Corporation (NASDAQ: ETFC) today announced results for its second quarter ended June 30, 2020, reporting net income of $196 million, diluted earnings per common share of $0.88, and total net revenue of $716 million.

“The second quarter was extraordinary as we achieved levels of customer engagement that are without precedent in our nearly 40-year history. In the first six months of the year we have set six sequential records for both total and derivative DARTs, resulting in over a million DARTs for the second quarter, and culminating in over 1.1 million DARTs in the month of June. The volumes we achieved in derivatives alone surpassed our DARTs across all securities types from just a few years ago. Furthermore, the blistering pace of account and asset growth continued in the second quarter, with $13.6 billion in net new retail assets, and 327,000 net new retail accounts, bringing our year-to-date retail asset flows to $31.9 billion and account growth to 656,000. We generated greater retail organic asset growth in the first half of this year alone than in the previous two years combined, and generated more retail organic account growth than the previous five years combined. The second quarter was also a standout for our Corporate Services channel, as we generated record participant proceeds and made remarkable headway in retaining those proceeds – reflecting the success of our executive services offering, ongoing enhancements to the participant experience, and increases in retail engagement across the board. On a trailing twelve-month basis, we have seen proceeds retention march steadily upward from its historical 15% to end this quarter at an astounding 24%.” said Mike Pizzi, Chief Executive Officer. “In concert with our efforts to continue capturing market share, we are diligently preparing to close our merger with Morgan Stanley, which is anticipated to occur in the fourth quarter of this year. We obtained shareholder approval for the merger last week, and along with Morgan Stanley, are working to obtain the remaining required regulatory approvals.”

“We delivered strong financial results on top of continued record setting operating metrics,” said Chad Turner, Chief Financial Officer. “We generated our highest period ever of revenue from trading-related activity, which more than offset the quarter-over-quarter pressure on net interest income, given the Fed's recent rate cuts to near zero. While we remain prudent on managing expenses as we navigate this low interest rate environment, we continue to opportunistically invest in sales and marketing to maintain the tremendous momentum in growth of accounts, assets, and deposits amid an environment that is particularly ripe for franchise growth.”

“With yet another quarter of record growth now etched into our history, our model proves its might once again, illustrating that we continue to reach previously unthinkable heights in serving digitally-inclined retail investors and institutional clients,” continued Mike Pizzi. “In setting our sights on the horizon, we look forward to joining forces with Morgan Stanley – following the anticipated fourth quarter close – creating an unparalleled leader in wealth management and workplace solutions. As the original place to invest online, E*TRADE invented a category nearly forty years ago, and continued to leverage its digital ethos to improve myriad corners of the financial services industry, including investing, trading, stock plan administration, RIA custody, and student loan benefits. It is thrilling to contemplate what we can achieve within the umbrella of a world-class financial services powerhouse.”

The Company also declared a quarterly cash dividend of $0.14 per share on the Company's outstanding shares of common stock. The dividend is payable on August 25, 2020, to shareholders of record as of the close of business on August 19, 2020.

In lieu of a conference call, the Company published supplementary materials to its corporate website. Historical metrics and financials can also be found on the E*TRADE Financial corporate website at about.etrade.com.

About E*TRADE Financial

E*TRADE Financial and its subsidiaries provide financial services including brokerage and banking products and services to traders, investors, stock plan administrators and participants and registered investment advisers (RIAs). Securities products and services are offered by E*TRADE Securities LLC (Member FINRA/SIPC). Commodity futures and options on futures products and services are offered by E*TRADE Futures LLC (Member NFA). Managed Account Solutions are offered through E*TRADE Capital Management, LLC, a Registered Investment Adviser. Bank products and services are offered by E*TRADE Bank, and RIA custody solutions are offered by E*TRADE Savings Bank, both of which are federal savings banks (Members FDIC). Employee stock and student loan benefit plan solutions are offered by E*TRADE Financial Corporate Services, Inc. More information is available at www.etrade.com. ETFC-E

Important Notices

E*TRADE, E*TRADE Financial, E*TRADE Bank, E*TRADE Savings Bank, and the E*TRADE logo are trademarks or registered trademarks of E*TRADE Financial Corporation.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are forward looking, including statements regarding the Company's future plans and its ability to gain market share and manage expenses, pay additional dividends in the future, and the consummation of the proposed transaction with Morgan Stanley and the anticipated benefits thereof, are “forward-looking statements” within the meaning of the federal securities laws, and are subject to a number of uncertainties and risks. Actual results may differ materially from those indicated in the forward-looking statements. The uncertainties and risks include, but are not limited to: risks related to macro trends of the economy in general; market volatility and its impact on trading volumes; fluctuations in interest rates; potential system disruptions and security breaches; our ability to attract and retain customers and develop new products and services; increased competition; increased restrictions resulting from financial regulatory reform or changes in the policies of our regulators, including with respect to approval of any future dividend; the consummation of the proposed transaction with Morgan Stanley and the anticipated benefits thereof; adverse developments in litigation or regulatory matters; the timing and duration of, and the amount of cash expended in connection with dividend payments; the extent to which a disease pandemic, such as the coronavirus (COVID-19) outbreak, and measures taken in response thereto could materially adversely affect our business, results of operations and financial condition; and the other factors set forth in our annual report on Form 10-K and subsequent reports on Forms 10-Q and 8-K, filed with the US Securities and Exchange Commission (including information under the caption “Risk Factors”). Any forward-looking statement included in this release speaks only as of the date of this communication; the Company disclaims any obligation to update any information, except as required by law.

© 2020 E*TRADE Financial Corporation. All rights reserved.

E*TRADE FINANCIAL CORPORATION
Consolidated Statements of Income
(In millions, except share data and per share amounts)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,
	2020	2020	2019	2020	2019
Revenue:
Interest income	$409	$443	$560	$852	$1,115
Interest expense	(21)	(43)	(70)	(64)	(133)
Net interest income	388	400	490	788	982
Commissions	89	71	121	160	243
Fees and service charges	205	203	126	408	244
Gains (losses) on securities and other, net	23	20	(64)	43	(53)
Other revenue	11	13	12	24	24
Total non-interest income	328	307	195	635	458
Total net revenue	716	707	685	1,423	1,440
Provision (benefit) for credit losses	(1)	6	(8)	5	(20)
Non-interest expense:
Compensation and benefits	176	168	168	344	332
Advertising and market development	64	56	48	120	102
Clearing and servicing	47	44	32	91	62
Professional services	30	23	26	53	48
Occupancy and equipment	37	36	32	73	64
Communications	35	29	29	64	44
Depreciation and amortization	24	23	21	47	42
FDIC insurance premiums	3	4	4	7	8
Amortization of other intangibles	15	15	15	30	30
Restructuring and acquisition-related activities	2	16	—	18	—
Other non-interest expenses	20	31	23	51	41
Total non-interest expense	453	445	398	898	773
Income before income tax expense	264	256	295	520	687
Income tax expense	68	75	76	143	178
Net income	$196	$181	$219	$377	$509
Preferred stock dividends	—	20	—	20	20
Net income available to common shareholders	$196	$161	$219	$357	$489

Basic earnings per common share	$0.89	$0.73	$0.90	$1.61	$2.00
Diluted earnings per common share	$0.88	$0.72	$0.90	$1.61	$2.00
Weighted average common shares outstanding:
Basic (in thousands)	221,438	222,295	243,007	221,866	244,620
Diluted (in thousands)	221,693	222,742	243,465	222,218	245,190

Dividends declared per common share	$0.14	$0.14	$0.14	$0.28	$0.28

E*TRADE FINANCIAL CORPORATION
Consolidated Balance Sheets
(In millions, except share data)
(Unaudited)

	June 30,	December 31,
	2020	2019
ASSETS
Cash and equivalents	$436	$750
Cash segregated under federal or other regulations	5,570	1,879
Available-for-sale securities	19,992	19,501
Held-to-maturity securities	27,182	21,969
Margin receivables	9,422	9,675
Loans receivable, net(2)	1,608	1,595
Receivables from brokers, dealers and clearing organizations	1,128	1,395
Property and equipment, net	356	339
Goodwill	2,509	2,510
Other intangibles, net	405	433
Other assets	1,763	1,370
Total assets	$70,371	$61,416

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$43,667	$38,606
Customer payables	15,671	12,849
Payables to brokers, dealers and clearing organizations	1,524	893
Corporate debt	1,412	1,410
Other liabilities	1,277	1,115
Total liabilities	63,551	54,873

Shareholders' equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, 403,000 shares issued and outstanding at both June 30, 2020 and December 31, 2019, respectively; aggregate liquidation preference of $700 at both June 30, 2020 and December 31, 2019, respectively	689	689
Common stock, $0.01 par value, 400,000,000 shares authorized, 221,092,693 and 222,622,333 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	2	2
Additional paid-in-capital	4,328	4,416
Retained earnings	1,843	1,464
Accumulated other comprehensive loss	(42)	(28)
Total shareholders' equity	6,820	6,543
Total liabilities and shareholders' equity	$70,371	$61,416

Key Performance Metrics(3)
Corporate (dollars in millions)	Qtr ended 6/30/20	Qtr ended 3/31/20	Qtr ended 6/30/20 vs. 3/31/20	Qtr ended 6/30/19	Qtr ended 6/30/20 vs. 6/30/19

Operating margin %(4)	37%	36%	1%	43%	(6)%
Adjusted operating margin %(4)	37%	37%	—%	42%	(5)%

Employees	4,178	4,116	2%	4,261	(2)%

Return on common equity(5)	13%	11%	2%	15%	(2)%
Adjusted return on common equity(5)	13%	12%	1%	14%	(1)%
Common equity book value per share(6)	$27.73	$26.38	5%	$25.75	8%
Tangible common equity book value per share(6)	$16.72	$15.26	10%	$15.35	9%

Cash and equivalents	$436	$1,105	(61)%	$380	15%
Corporate cash(7)	$377	$438	(14)%	$323	17%

Average interest-earning assets	$60,604	$56,662	7%	$61,361	(1)%
Net interest margin (basis points)	256	282	(26)	320	(64)

Customer Activity (dollars in billions)	Qtr ended 6/30/20	Qtr ended 3/31/20	Qtr ended 6/30/20 vs. 3/31/20	Qtr ended 6/30/19	Qtr ended 6/30/20 vs. 6/30/19

Customer directed trades (MM)(8)	63.6	40.4	57%	17.3	268%
Trading days	63.0	62.0	N.M.	63.0	N.M.

DARTs(8)(9)	1,009,956	657,183	54%	274,838	267%
Derivative DARTs(8)(9)	253,320	187,080	35%	91,358	177%
Derivative DARTs %(8)(9)	25%	28%	(3)%	33%	(8)%

Margin receivables	$9.4	$7.3	29%	$9.9	(5)%

Key Performance Metrics(3)
Customer Activity (dollars in billions)	Qtr ended 6/30/20	Qtr ended 3/31/20	Qtr ended 6/30/20 vs. 3/31/20	Qtr ended 6/30/19	Qtr ended 6/30/20 vs. 6/30/19

Gross new retail accounts	393,540	431,937	(9)%	143,205	175%
Gross new advisor services accounts(10)	6,019	6,932	(13)%	6,775	(11)%
Gross new corporate services accounts	84,756	92,485	(8)%	91,388	(7)%
Gross new accounts	484,315	531,354	(9)%	241,368	101%

Net new retail accounts	326,669	328,839	(1)%	34,072	N.M.
Net new advisor services accounts(10)	(3,549)	(3,745)	5%	53	N.M.
Net new corporate services accounts	32,951	38,120	(14)%	35,892	(8)%
Net new accounts	356,071	363,214	(2)%	70,017	409%

End of period retail accounts	5,825,265	5,498,596	6%	5,122,669	14%
End of period advisor services accounts(10)	140,904	144,453	(2)%	151,275	(7)%
End of period corporate services accounts	1,979,907	1,946,956	2%	1,853,875	7%
End of period accounts	7,946,076	7,590,005	5%	7,127,819	11%

Net new retail account growth rate	23.8%	25.4%	(1.6)%	2.7%	21.1%
Net new advisor services account growth rate(10)	(9.8)%	(10.1)%	0.3%	0.1%	(9.9)%
Net new corporate services account growth rate	6.8%	8.0%	(1.2)%	7.9%	(1.1)%
Net new total account growth rate	18.8%	20.1%	(1.3)%	4.0%	14.8%

Net new retail assets(11)	$13.6	$18.3	(26)%	$1.7	N.M.
Net new advisor services assets(10)(11)	(0.1)	(0.4)	75%	(0.1)	—%
Net new retail and advisor services assets	$13.5	$17.9	(25)%	$1.6	N.M.

Net new retail assets growth rate	16.9%	20.2%	(3.3)%	2.1%	14.8%
Net new advisor services assets growth rate(10)	(2.1)%	(7.1)%	5.0%	(1.2)%	(0.9)%
Net new retail and advisor services assets growth rate	15.9%	18.8%	(2.9)%	1.9%	14.0%

Retail Assets
Security holdings	$307.6	$238.6	29%	$268.2	15%
Cash and deposits	91.0	82.6	10%	61.2	49%
Retail assets	$398.6	$321.2	24%	$329.4	21%

Advisor Services Assets
Security holdings	$17.0	$14.6	16%	$18.4	(8)%
Cash and deposits	1.2	2.0	(40)%	1.0	20%
Advisor services assets(10)	$18.2	$16.6	10%	$19.4	(6)%

Corporate Services Assets
Vested equity holdings	$134.0	$97.6	37%	$95.3	41%
Vested options holdings	57.5	38.2	51%	47.0	22%
Corporate services vested assets	$191.5	$135.8	41%	$142.3	35%
Unvested holdings	173.5	113.7	53%	117.0	48%
Corporate services assets	$365.0	$249.5	46%	$259.3	41%

Total Customer Assets
Security holdings	$324.6	$253.2	28%	$286.6	13%
Cash and deposits(12)	92.2	84.6	9%	62.2	48%
Retail and advisor services assets	$416.8	$337.8	23%	$348.8	19%
Corporate services vested assets	191.5	135.8	41%	142.3	35%
Retail, advisor services, and corporate services vested assets	$608.3	$473.6	28%	$491.1	24%
Corporate services unvested holdings	173.5	113.7	53%	117.0	48%
Total customer assets	$781.8	$587.3	33%	$608.1	29%

Net (buy) / sell activity
Retail net (buy) / sell activity	$(6.4)	$(1.9)	N.M.	$(0.5)	N.M.
Advisor services net (buy) / sell activity	(0.9)	1.0	N.M.	0.2	N.M.
Net (buy) / sell activity	$(7.3)	(0.9)	N.M.	$(0.3)	N.M.

Market Indices
Dow Jones Industrial Average	25,813	21,917	18%	26,600	(3)%
Nasdaq Composite	10,059	7,700	31%	8,006	26%
Standard & Poor's 500	3,100	2,585	20%	2,942	5%

Capital	Qtr ended 6/30/20	Qtr ended 3/31/20	Qtr ended 6/30/20 vs. 3/31/20	Qtr ended 6/30/19	Qtr ended 6/30/20 vs. 6/30/19

E*TRADE Financial
Tier 1 leverage ratio(13)	6.7%	6.8%	(0.1)%	6.7%	—%
Common Equity Tier 1 capital ratio(13)	29.4%	29.3%	0.1%	33.9%	(4.5)%
Tier 1 risk-based capital ratio(13)	34.9%	35.1%	(0.2)%	40.4%	(5.5)%
Total risk-based capital ratio(13)	34.9%	35.1%	(0.2)%	40.7%	(5.8)%

E*TRADE Bank
Tier 1 leverage ratio(13)	7.2%	7.4%	(0.2)%	7.3%	(0.1)%
Common Equity Tier 1 capital ratio(13)	34.9%	35.8%	(0.9)%	40.2%	(5.3)%
Tier 1 risk-based capital ratio(13)	34.9%	35.8%	(0.9)%	40.2%	(5.3)%
Total risk-based capital ratio(13)	34.9%	35.8%	(0.9)%	40.5%	(5.6)%

Average Balance Sheet Data
(dollars in millions)	Three Months Ended
	June 30, 2020			March 31, 2020
	Average	Interest	Average	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$633	$—	0.14%	$767	$2	1.01%
Cash segregated under federal or other regulations	5,467	3	0.20%	2,586	8	1.26%
Investment securities	43,571	272	2.50%	41,033	285	2.78%
Margin receivables	8,039	68	3.40%	9,361	94	4.04%
Loans	1,515	16	4.18%	1,564	21	5.36%
Broker-related receivables and other	1,379	—	0.13%	1,351	4	1.24%
Total interest-earning assets	60,604	359	2.37%	56,662	414	2.93%
Other interest revenue(a)	—	50		—	29
Total interest-earning assets	60,604	409	2.70%	56,662	443	3.13%
Total non-interest earning assets	7,172			6,673
Total assets	$67,776			$63,335

Sweep deposits:
Brokerage sweep deposits	$36,684	$2	0.02%	$31,641	$5	0.06%
Bank sweep deposits	232	—	0.13%	3,307	13	1.63%
Savings deposits	1,692	—	0.01%	2,234	3	0.45%
Other deposits	1,700	—	0.02%	1,603	—	0.02%
Customer payables	16,921	1	0.02%	14,076	4	0.13%
Broker-related payables and other	976	—	0.01%	836	—	0.03%
Other borrowings	6	1	N.M.	5	1	N.M.
Corporate debt	1,411	13	3.87%	1,411	14	3.86%
Total interest-bearing liabilities	59,622	17	0.11%	55,113	40	0.29%
Other interest expense(b)	—	4		—	3
Total interest-bearing liabilities	59,622	21	0.14%	55,113	43	0.31%
Total non-interest-bearing liabilities	1,461			1,861
Total liabilities	61,083			56,974
Total shareholders' equity	6,693			6,361
Total liabilities and shareholders' equity	$67,776			$63,335
Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$982	$388	2.56%	$1,549	$400	2.82%
(a)

Other interest revenue is earned on certain securities loaned balances. Interest expense incurred on other securities loaned balances is presented on the broker-related payables and other line item above.

(b)

Other interest expense is incurred on certain securities borrowed balances. Interest income earned on other securities borrowed balances is presented on the broker-related receivables and other line item above.

Average Balance Sheet Data	Three Months Ended
(dollars in millions)	June 30, 2019
	Average	Interest	Average
	Balance	Inc./Exp.	Yield/Cost
Cash and equivalents	$452	$3	2.33%
Cash segregated under federal or other regulations	871	6	2.63%
Investment securities	47,375	368	3.11%
Margin receivables	10,084	130	5.17%
Loans	1,920	28	5.75%
Broker-related receivables and other	659	3	2.23%
Total interest-earning assets	61,361	538	3.51%
Other interest revenue(a)	—	22
Total interest-earning assets	61,361	560	3.66%
Total non-interest-earning assets	5,093
Total assets	$66,454

Sweep deposits:
Brokerage sweep deposits	$37,380	$18	0.20%
Bank sweep deposits(b)	—	—	—%
Savings deposits	6,347	23	1.47%
Other deposits	1,732	—	0.03%
Customer payables	10,593	8	0.31%
Broker-related payables and other	1,050	1	0.46%
Other borrowings	312	4	3.78%
Corporate debt	1,410	14	4.06%
Total interest-bearing liabilities	58,824	68	0.47%
Other interest expense(c)	—	2
Total interest-bearing liabilities	58,824	70	0.48%
Total non-interest-bearing liabilities	1,016
Total liabilities	59,840
Total shareholders' equity	6,614
Total liabilities and shareholders' equity	$66,454
Excess interest earning assets over interest bearing liabilities/ net interest income/ net interest margin	$2,537	$490	3.20%
(a)

Other interest revenue is earned on certain securities loaned balances. Interest expense incurred on other securities loaned balances is presented on the broker-related payables and other line item above.

(b)	Beginning November 2019, bank sweep deposits include Premium Savings Accounts participating in a sweep deposit account program.
(c)

Other interest expense is incurred on certain securities borrowed balances. Interest income earned on other securities borrowed balances is presented on the broker-related receivables and other line item above.

Fees and Service Charges
(dollars in millions)	Three Months Ended
	June 30, 2020	March 31, 2020	June 30, 2019
Order flow revenue	$120	$85	$45
Money market funds and sweep deposits revenue(a)	22	60	23
Advisor management and custody fees	19	19	19
Reorganization fees	12	4	7
Mutual fund service fees	10	13	13
Foreign exchange revenue	9	9	8
Other fees and service charges	13	13	11
Total fees and service charges	$205	$203	$126
(a)

Includes revenue earned on average customer cash held by third parties based on the federal funds rate or LIBOR plus a negotiated spread or other contractual arrangements with the third-party institutions.

Explanation of Non-GAAP Measures

Management believes that adjusting GAAP measures by excluding or including certain items is helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures discussed below are appropriate for evaluating the operating and liquidity performance of the Company.

Adjusted Operating Margin

Adjusted operating margin is calculated by dividing adjusted income before income taxes by net revenue. Adjusted income before income taxes excludes the provision (benefit) for credit losses. Management believes that excluding the provision (benefit) for credit losses from operating margin provides a useful measure of the Company's ongoing operating performance because management excludes these when evaluating operating margin performance. See endnote (4) for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

Adjusted Return on Common Equity

Adjusted return on common equity is calculated by dividing annualized adjusted net income available to common shareholders by average common shareholders' equity, which excludes preferred stock. Adjusted net income available to common shareholders excludes the after-tax impact of the provision (benefit) for credit losses. Management believes that excluding the provision (benefit) for credit losses from net income available to common shareholders provides a useful measure of the Company's ongoing operating performance because management excludes these when evaluating return on common equity performance. See endnote (5) for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

Tangible Common Equity Book Value per Share

Tangible common equity book value per share represents common shareholders’ equity, which excludes preferred stock, less goodwill and other intangible assets (net of related deferred tax liabilities) divided by common stock outstanding. The Company believes that tangible common equity book value per share is a measure of the Company’s capital strength. See endnote (6) for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

Corporate Cash

Corporate cash represents cash held at the parent company as well as cash held in certain subsidiaries, not including bank and brokerage subsidiaries, that can distribute cash to the parent company without any regulatory approval or notification. The Company believes that corporate cash is a useful measure of the parent company’s liquidity as it is the primary source of capital above and beyond the capital deployed in regulated subsidiaries. See endnote (7) for a reconciliation of this non-GAAP measure to the most directly comparable GAAP measure.

It is important to note that these non-GAAP measures may involve judgment by management and should be considered in addition to, not as substitutes for, or superior to, measures prepared in accordance with GAAP. For additional information on the adjustments to these non-GAAP measures, please see the Company’s financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that will be included in the periodic report the Company expects to file with the SEC with respect to the financial periods discussed herein.

ENDNOTES

(1) Records based on the period during which metric has been reported by the Company and exclude activity related to acquisitions.

(2) The following table presents the allowance for credit losses (dollars in millions):

	Q2 2020	Q4 2019(a)

Allowance for credit losses, beginning(a)	$86	$(27)
(Provision) benefit for credit losses(a)	1	19
Charge-offs (recoveries), net	(5)	(9)
Allowance for credit losses, ending	$82	$(17)
(a)

The Company adopted amended accounting guidance related to accounting for credit losses on January 1, 2020. Prior year amounts related to the allowance for loan losses were not restated as the amended accounting guidance was adopted on a modified retrospective basis.

Loan servicing expense was $2 million, $3 million, and $3 million for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively. Loan servicing expense was $5 million and $6 million for the six months ended June 30, 2020 and 2019, respectively.

(3) Amounts and percentages may not recalculate due to rounding. For percentage-based metrics, the variance represents the current period less the prior period. Net new account and asset growth rates have been annualized.

(4) Operating margin is the percentage of net revenue that results in income before income taxes. The percentage is calculated by dividing income before income taxes by total net revenue. As noted above, adjusted operating margin is a non-GAAP measure. The following table provides a reconciliation of GAAP operating margin percentage to non-GAAP adjusted operating margin (dollars in millions):

	Q2 2020		Q1 2020		Q2 2019
	Amount	Operating Margin %	Amount	Operating Margin %	Amount	Operating Margin %

Income before income tax expense and operating margin(a)	$264	37%	$256	36%	$295	43%
Provision (benefit) for credit losses	(1)		6		(8)
Adjusted income before income tax expense and adjusted operating margin(a)	$263	37%	$262	37%	$287	42%
(a)

In Q2 2019, income before income tax expense and adjusted income before income tax expense includes $80 million of losses from balance sheet repositioning, which resulted in a 6 percentage point reduction to both operating margin and adjusted operating margin.

(5) Return on common equity is calculated by dividing annualized net income available to common shareholders by average common shareholders' equity, which excludes preferred stock. As noted above, adjusted return on common equity is a non-GAAP measure. The following table provides a reconciliation of GAAP return on common equity percentage to non-GAAP adjusted return on common equity percentage (dollars in millions):

	Q2 2020		Q1 2020		Q2 2019
	Amount	Return on Common Equity %	Amount	Return on Common Equity %	Amount	Return on Common Equity %

Net income available to common shareholders and return on common equity(a)	$196	13%	$161	11%	$219	15%
Add back impact of the following items:
Provision (benefit) for credit losses	(1)		6		(8)
Income tax impact	—		(2)		2
Net of tax	(1)		4		(6)
Adjusted net income available to common shareholders and return on common equity(a)	$195	13%	$165	12%	$213	14%
(a)

In Q2 2019, net income available to common shareholders and adjusted net income available to common shareholders includes $59 million of after-tax losses from balance sheet repositioning, which resulted in a 4 percentage point reduction to both return on common equity and adjusted return on common equity.

(6) As noted above, tangible common equity book value and tangible common equity book value per share are non-GAAP measures. The following table provides a reconciliation of GAAP common equity book value and common equity book value per share to non-GAAP tangible common equity book value and tangible common equity book value per share at period end (dollars in millions, except per share amounts):

	Q2 2020		Q1 2020		Q2 2019
	Amount	Per Share	Amount	Per Share	Amount	Per Share
Common equity book value	$6,131	$27.73	$5,830	$26.38	$6,181	$25.75
Less: Goodwill and other intangibles, net	(2,914)		(2,928)		(2,946)
Add: Deferred tax liabilities related to goodwill and other intangibles, net	481		472		450
Tangible common equity book value	$3,698	$16.72	$3,374	$15.26	$3,685	$15.35

(7) As noted above, corporate cash is a non-GAAP measure. The following table provides a reconciliation of GAAP consolidated cash and equivalents to non-GAAP corporate cash at period end (dollars in millions):

	Q2 2020	Q1 2020	Q2 2019
Consolidated cash and equivalents	$436	$1,105	$380
Less: Cash at regulated subsidiaries	(404)	(1,094)	(373)
Add: Cash on deposit at E*TRADE Bank(a)	345	427	316
Corporate cash	$377	$438	$323
(a)

Corporate cash includes the parent company's deposits placed with E*TRADE Bank. E*TRADE Bank may use these deposits for investment purposes; however, these investments are not included in consolidated cash and equivalents.

(8) Beginning in November 2019, the definition of DARTs was updated to reflect all customer-directed trades. This includes trades associated with no-transaction-fee mutual funds, options trades through the Dime Buyback Program, and all exchange-traded funds transactions (including those formerly classified as commission-free). DARTs is calculated by dividing these customer-directed trades by the number of trading days during the period. This update did not result in a significant impact to the presentation of DARTs, derivative DARTs, and derivative DARTs %. Prior periods have been updated to conform with the current period presentation.

(9) Q1 2020 has been updated to reflect approximately 5,000 DARTs, including approximately 1,000 Derivative DARTs, that were not previously reflected in that period’s reporting.

(10) Q1 2020 advisor services accounts and assets include an outflow of 3,000 accounts and $425 million in assets related to the termination of a large adviser services client.

(11) Net new retail and advisor services assets exclude the effects of market movements in the value of retail and advisor services assets.

(12) The following table provides the components of total cash and deposits (dollars in billions):

	Q2 2020	Q1 2020	Q2 2019
Brokerage sweep deposits	$39.9	$38.1	$31.7
Bank sweep deposits(a)	0.2	0.7	—
Customer payables	15.7	16.0	10.6
Savings, checking, and other banking assets(a)	3.6	3.3	8.6
Total on-balance sheet customer cash and deposits	59.4	58.1	50.9
Brokerage sweep deposits at unaffiliated financial institutions(b)	22.0	15.4	9.6
Bank sweep deposits at unaffiliated financial institutions(c)	8.7	9.1	—
Money market funds and other	2.1	2.0	1.7
Total customer cash held by third parties(d)	32.8	26.5	11.3
Total customer cash and deposits	$92.2	$84.6	$62.2
(a)

Beginning November 2019, bank sweep deposits include Premium Savings Accounts participating in the bank sweep deposit account program. Savings, checking, and other banking assets included $5.1 billion of deposits at June 30, 2019 in our Premium Savings Account product that were subsequently converted to the bank sweep deposit account program.

(b)

Average brokerage sweep deposit balances at unaffiliated financial institutions were $20.4 billion, $15.4 billion and $3.7 billion for the three months ended June 30, 2020, March 31, 2020 and June 30, 2019, respectively. The Company received 34 bps, 148 bps and 221 bps, net of interest paid, on these balances for the same periods.

(c)

Average bank sweep deposits at unaffiliated institutions were $9.2 billion and $5.5 billion for the three months ended June 30, 2020 and March 31, 2020, respectively. The Company received 15 bps and 8 bps, net of interest paid, on these balances for the same periods.

(d)

Customer cash held by third parties is held outside E*TRADE Financial and includes money market funds and sweep deposit accounts at unaffiliated financial institutions, net of deposit balances from unaffiliated financial institutions held on-balance sheet. Customer cash held by third parties is not reflected in the Company's consolidated balance sheet and is not immediately available for liquidity purposes.

(13) E*TRADE Financial and E*TRADE Bank's capital ratios are calculated as follows and are preliminary for the current period (dollars in millions):

	E*TRADE Financial		E*TRADE Bank
	Q2 2020	Q4 2019	Q2 2020	Q4 2019
Shareholders’ equity	$6,820	$6,543	$3,758	$3,488
Deduct:
Preferred stock	(689)	(689)	—	—
Common Equity Tier 1 capital before regulatory adjustments	$6,131	$5,854	$3,758	$3,488
Add:
Losses in other comprehensive income on available-for-sale debt securities, net of tax	42	28	42	28
Deduct:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,433)	(2,466)	(270)	(276)
Disallowed deferred tax assets	(42)	(70)	(3)	—
Common Equity Tier 1 capital	$3,698	$3,346	$3,527	$3,240
Add:
Preferred stock	689	689	—	—
Tier 1 capital	$4,387	$4,035	$3,527	$3,240
Add:
Other	—	25	—	17
Total capital	$4,387	$4,060	$3,527	$3,257

Average assets for leverage capital purposes	$67,722	$60,968	$49,247	$45,320
Deduct:
Goodwill and other intangible assets, net of deferred tax liabilities	(2,433)	(2,466)	(270)	(276)
Disallowed deferred tax assets	(42)	(70)	(3)	—
Adjusted average assets for leverage capital purposes	$65,247	$58,432	$48,974	$45,044

Total risk-weighted assets(a)	$12,569	$10,635	$10,094	$8,872

Tier 1 leverage ratio (Tier 1 capital / Adjusted average assets for leverage capital purposes)	6.7%	6.9%	7.2%	7.2%
Common Equity Tier 1 capital / Total risk-weighted assets(a)	29.4%	31.5%	34.9%	36.5%
Tier 1 capital / Total risk-weighted assets	34.9%	37.9%	34.9%	36.5%
Total capital / Total risk-weighted assets	34.9%	38.2%	34.9%	36.7%
(a)

Under the regulatory guidelines for risk-based capital, on-balance sheet assets, and credit-equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.

Contacts

E*TRADE Media Relations
646-521-4418
mediainq@etrade.com

E*TRADE Investor Relations
646-521-4406
ir@etrade.com